===============================================================================

                        SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C. 20549

                        __________________________________


                                     FORM 8-K

                                  CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):  AUGUST 29, 1997



                                ALLEGIANT BANCORP, INC.
               (Exact name of registrant as specified in its charter)


     MISSOURI                       0-26350                    43-1519382
 (State or other               (Commission File             (I.R.S. Employer
 jurisdiction of                    Number)                  Identification
  organization)                                                  Number)


               7801 FORSYTH BOULEVARD
                 ST. LOUIS, MISSOURI                             63105
       (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code:  (314) 726-5000





===============================================================================

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

            On September 4, 1997, Allegiant Bank (the "Bank"), a Missouri state-chartered bank and wholly-owned subsidiary of Allegiant Bancorp, Inc., a Missouri corporation (the "Registrant"), acquired two branch offices (the "Branches") of Roosevelt Bank, a Missouri state-chartered bank and wholly-owned subsidiary of Mercantile Bancorporation Inc., located in Warrenton, Missouri and Union, Missouri. Pursuant to the Deposit Transfer and Asset Purchase Agreements, dated May 8, 1997, between the Registrant and Roosevelt Bank, the Bank: (1) assumed deposit liabilities relating to the Branches of approximately $98.1 million; (2) acquired real property owned by Roosevelt Bank for operation of the Branches and the related automated teller machines, furniture, fixtures, equipment and other operating assets with an aggregate value of approximately $0.8 million; and (3) acquired consumer loans of Roosevelt Bank of approximately $3.0 million. In addition, the Registrant received approximately $85.1 million in cash, net of a premium of approximately $9.2 million (the difference in the value of the assets acquired and the liabilities assumed, which may be deemed to be the purchase price). The terms of the transaction were negotiated on an arm's-length basis by non-affiliated parties.

            Prior to completion of the transaction, Roosevelt Bank provided personal and commercial banking and related financial services from the Branches. The Bank will continue to provide such services from the Branches post-acquisition, thus extending its services into market areas that are contiguous to the Bank's established market areas. With the acquisition of the Branches, the Bank now holds approximately 33% of the total deposits held by FDIC-insured institutions in the Warrenton area and approximately 5% of the total deposits held by FDIC-insured institutions in the Union area.

            The Bank provides personal and commercial banking and related financial services from seven locations in the St. Louis area, one location in the Warrenton area, one location in the Union area and two locations in Northeast Missouri. As of June 30, 1997, the Registrant reported, on a consolidated basis, $427.5 million in total assets, $315.0 million in total deposits and $22.0 million in shareholders' equity.

ITEM 5.    OTHER EVENTS

            On August 29, 1997, the Registrant acquired Reliance Financial, Inc., a Delaware corporation ("Reliance"), through the merger of Reliance with and into the Registrant. Pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated March 20, 1997, by and between the Registrant and Reliance, each outstanding share of common stock, $.10 par value, of Reliance was converted into the right to receive 1.4070 shares of common stock, $.01 par value, of the Registrant ("Common Stock"). In connection with the merger, the Registrant issued approximately 784,650 shares of Common Stock. Reliance Federal Savings and Loan Association of St. Louis County ("Reliance Federal"), which prior to the merger was a wholly-owned subsidiary of Reliance, operates one branch office in St. Louis County, Missouri and will maintain its thrift charter and continue to operate as a separate subsidiary of the Registrant with its former management and staff and under the name Allegiant Bank, FSB.

            As of June 30, 1997, Reliance reported, on a consolidated basis, total assets of $30.3 million, total deposits of $23.1 million, total loans of $19.1 million, and stockholders' equity of $6.9 million.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (a)    Financial statements of businesses acquired.  The
                 -------------------------------------------
Registrant believes that, based on the criteria in Reg. Sec. 210.11-1(d), the acquisition of the Branches did not involve the acquisition of a "business" within the meaning of Item 7 and, therefore, is not providing the financial statements required thereby. The Registrant intends to file an audited statement of assets acquired and liabilities assumed as soon as is practicable, but not later than 60 days after the date on which this report is required to be filed.

          (b)    Pro forma financial information.  See Item 7(a) above.
                 -------------------------------

          (c)    Exhibits.  See Exhibit Index.
                 --------

                                  *   *   *

                                  SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, Allegiant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 8, 1997

                                       ALLEGIANT BANCORP, INC.



                                       By  /s/ Shaun R. Hayes
                                         --------------------------------------
                                         Shaun R. Hayes, President

                             EXHIBIT INDEX

Exhibit No.                         Description
- -----------                         -----------
    2.1      Agreement and Plan of Merger between Allegiant and Reliance dated as of March 20, 1997 filed as Exhibit 2.1 of Amendment No. 1 to the
             Registration Statement on Form S-4 (Reg. No. 333-26433) is
             incorporated herein by this reference.

   10.1      Deposit Transfer and Asset Purchase Agreement, dated May 8, 1997, between Roosevelt Bank and Allegiant Bancorp, Inc. filed as Exhibit 10.15 of Amendment No. 1 to the Registration Statement on Form S-4 (Reg. No.
             333-26433) is incorporated herein by this reference.

   10.2      Deposit Transfer and Asset Purchase Agreement, dated May 8, 1997, between Roosevelt Bank and Allegiant Bancorp, Inc. filed as Exhibit 10.16 of Amendment No. 1 to the Registration Statement on Form S-4 (Reg. No.
             333-26433) is incorporated herein by this reference.

   99.1      Press Release dated September 9, 1997.